EXHIBIT 3.1

FORM NO. 3a                                          Registration No. 21425

                             [GRAPHIC OMITTED]


                        CERTIFICATE OF INCORPORATION
                             ON CHANGE OF NAME



 I HEREBY CERTIFY that in accordance with Section 10 of THE COMPANIES ACT 1981 STIRLING COOKE BROWN HOLDINGS LIMITED by resolution and with the approval of the Registrar of Companies has changed its name and was registered as ALPHASTAR INSURANCE GROUP LIMITED, on the 10TH day of SEPTEMBER, 2002.





[GRAPHIC OMITTED]             Given  under  my  hand  and  the  Seal of the
                              REGISTRAR  OF  COMPANIES  this  12TH  day  of
                              SEPTEMBER, 2002





                              for ACTING REGISTRAR OF COMPANIES